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                                                                  March 4, 1996

Olsten Corporation
175 Broad Hollow Road
Melville, NY 11747

         Re:   Olsten Corporation -- Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special federal securities law counsel for Olsten Corporation, a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-3 being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offering by the Company of $200,000,000 aggregate principal amount of ___% Senior Notes due 2006 (the "Notes"). The Notes will be sold to the public in an underwritten public offering by Smith Barney Inc., Chase Securities, Inc. and Prudential Securities Incorporated (collectively, the "Underwriters").

         We have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

         Upon the basis of such examination, it is our opinion that when: (i) the registration statement on Form S-3 relating to the Notes, as the same may be amended from time to time (the "Registration Statement") has become effective under the Act; (ii) the indenture (the "Indenture"), in the form as filed as exhibit 4.1 to the Registration Statement, between the Company and First Union National Bank (the "Trustee") relating to the Notes, has been duly authorized, executed and delivered by the Company and the Trustee; (iii) the terms of the Notes and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or
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Olsten Corporation
March 4, 1996
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result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction by any court or governmental body having jurisdiction over the Company; and (iv) the Notes have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Notes will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceedings may be brought.

         In rendering the foregoing opinion, we are expressing no opinion as to federal or state laws relating to fraudulent transfers. The foregoing opinion is limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture will be duly authorized, executed and delivered by the Trustee thereunder.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
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Olsten Corporation
March 4, 1996
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         This opinion is solely for the benefit of the addressee hereof and may not be relied upon by any other person without our prior written consent.

                                            Very truly yours

                                            /s/ GORDON ALTMAN BUTOWSKY WEITZEN
                                                 SHALOV & WEIN